Exhibit 99.1
PRESS RELEASE

             HITTITE MICROWAVE CORPORATION REPORTS FINANCIAL RESULTS
                         FOR THE SECOND QUARTER OF 2006

         CHELMSFORD, MA - July 27, 2006 - Hittite Microwave Corporation (NASDAQ:HITT) today reported revenue for the second quarter ended June 30, 2006 of $32.4 million, representing an increase of 71.2% compared with $18.9 million for the second quarter of 2005 and a sequential increase of 16.2% compared with $27.9 million for the first quarter of 2006. Net income for the quarter was $10.2 million, or $0.33 per diluted share, an increase of 142.1% compared with $4.2 million, or $0.16 per diluted share, for the second quarter of 2005, and an increase of 15.8% compared with $8.8 million, or $0.29 per diluted share, for the first quarter of 2006.

         "We are pleased with our second quarter results," said Stephen Daly, Chairman and CEO. "Increased international sales and a favorable product mix allowed us to deliver strong quarterly results. We launched three new product lines increasing our total to 13 product lines. Our new Log Detector and Controller, Track and Hold, and Commercial Synthesizer Subsystem products add more breadth to our already broad portfolio, and deliver best in class performance. In total, we introduced 29 new products during the quarter across our product lines, in line with our plan for the year."

         For the second quarter 2006, revenue from customers in the United States was $14.0 million, or 43% of the company's total revenue, and revenue from customers outside the United States was $18.4 million, or 57% of total revenue. Gross margin was 73.5% for the second quarter compared with 66.4% for the prior year's quarter and compared sequentially to 73.7% for the first quarter of 2006. Operating income for the second quarter was $15.1 million, or 46.6% of revenue. Net income for the second quarter of 2006 reflects equity-based compensation expense of $701,000, or $450,000 after tax, primarily due to the implementation of Statement of Financial Accounting Standards No.123(R). The company's results of operations in 2005 did not include equity-based compensation expense, as FAS 123(R) was not effective for the company until January 1, 2006. Total cash and investments at the end of the second quarter 2006 was $90.0 million, an increase for the quarter of $11.2 million, including $2.1 million from the exercise of employee stock options.

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         The company also noted that on June 30, 2006, the Russell Investment
Group included the company's common stock in the Russell 3000 index.

         BUSINESS OUTLOOK

         The company currently expects revenue for the third quarter ending September 30, 2006 to be in the range of $33.5 million to $34.5 million and net income to be in the range of $10.2 million to $10.6 million, or $0.33 to $0.34 per diluted share, including equity-based compensation expense.

         WEBCAST AND TAPED REPLAY

         The company will host a conference call to discuss its financial results at 5:00 p.m. ET today. A live webcast of the call will be available online on the Hittite Microwave website. To listen to the live webcast, go to the Investor Relations page of the Hittite Microwave web site at www.hittite.com and click on the webcast icon located under the Events Calendar. A telephonic replay of the call also will be available for one week after the live call by dialing (719) 457-0820, access code 7445897. Following the call, a webcast replay will also be available by visiting the Investor Relations page at www.hittite.com.

         ABOUT HITTITE MICROWAVE CORPORATION

         Hittite Microwave is an innovative designer and developer of high performance integrated circuits, or ICs, modules and subsystems for technically demanding radio frequency, or RF, microwave and millimeterwave applications. Products include amplifiers, attenuators, data converters, frequency dividers and detectors, frequency multipliers, mixers and converters, modulators, oscillators, phase shifters, power detectors, sensors, switches and synthesizers. Hittite's products are used in a variety of applications and end markets including automotive, broadband, cellular infrastructure, fiber optic, microwave and millimeterwave communications, military, space, and test and measurement. The company utilizes radio frequency integrated circuits (RFIC), monolithic microwave integrated circuits (MMIC), multi-chip modules (MCM) and microwave integrated circuit (MIC) technologies. The company is headquartered in Chelmsford, MA.

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         "SAFE HARBOR STATEMENT" UNDER THE PRIVATE SECURITIES LITIGATION REFORM
         ACT OF 1995

         Statements in this press release regarding Hittite Microwave Corporation that do not relate to historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, any statements regarding our expectations as to future levels of revenue, net income and earnings per share. Readers are cautioned that these forward-looking statements are subject to risks and uncertainties and are only predictions, and actual future events and results may differ materially from these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: market acceptance of our new products; our ability to assess market requirements accurately; our success in maintaining the business of our significant customers; our ability to keep pace with new semiconductor processes; regulatory, operational, financial and political risks inherent in operating internationally; competition within the semiconductor industry; product returns and warranty claims; our ability to manage our growth and costs effectively; protection of our intellectual property; the growth and fiscal strength of our end markets; and other risks and uncertainties that are discussed under "Risk Factors" in our Annual Report on Form 10-K for 2005 and in our Quarterly Report on Form 10-Q for the three months ended March 31, 2006, as filed with the Securities and Exchange Commission .

         Contact: William W. Boecke V.P. and Chief Financial Officer (978-250-3343)

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Hittite Microwave Corporation
Condensed Consolidated Balance Sheets (unaudited)

                                                                     June 30,       Dec. 31,
(In thousands)                                                         2006           2005
----------------------------------------------------------------   ------------   ------------
Assets            Current assets:
                     Cash and cash equivalents                     $     81,238   $     40,559
                     Available-for-sale investments                       8,776         22,082
                     Accounts receivable, net                            15,738          9,789
                     Inventories                                          8,334          4,876
                     Deferred costs                                         347            284
                     Income taxes receivable                              3,214              -
                     Prepaid expenses and other current assets              601            612
                     Deferred taxes                                       2,784          2,238
                                                                   ------------   ------------
                        Total current assets                            121,032         80,440

                  Property and equipment, net                            13,985         13,417
                  Other assets                                              482            540
                                                                   ------------   ------------
                  Total assets                                     $    135,499   $     94,397
                                                                   ------------   ------------

Liabilities and   Current liabilities:
Stockholders'        Accounts payable                              $      1,976   $      1,290
Equity               Accrued expenses                                     5,683          3,766
                     Income taxes payable                                     -          1,241
                     Deferred revenue and customer advances               3,994          3,015
                     Current portion of long-term debt                        -            366
                                                                   ------------   ------------
                        Total current liabilities                        11,653          9,678
                  Long-term debt                                              -            213
                  Deferred taxes                                          1,176          1,176
                                                                   ------------   ------------
                  Total liabilities                                      12,829         11,067

                  Total stockholders' equity                            122,670         83,330
                                                                   ------------   ------------
                  Total liabilities and stockholders' equity       $    135,499   $     94,397
                                                                   ------------   ------------

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Hittite Microwave Corporation
Condensed Consolidated Statements of Operations (unaudited)

                                              Three Months Ended June 30,      Six Months Ended June 30,
                                             ----------------------------    ----------------------------
(In thousands except per-share data)             2006            2005            2006            2005
------------------------------------------   ------------    ------------    ------------    ------------
Revenue                                      $     32,370    $     18,909    $     60,234    $     36,763
Cost of revenue                                     8,583           6,363          15,901          12,386
                                             ------------    ------------    ------------    ------------
   Gross profit                                    23,787          12,546          44,333          24,377
                                                     73.5%           66.3%           73.6%           66.3%
                                             ------------    ------------    ------------    ------------
Operating expenses:

   Research and development                         4,209           2,634           7,751           4,922
   Selling and marketing                            2,768           2,169           5,291           4,447
   General and administrative                       1,714             684           3,276           1,486
                                             ------------    ------------    ------------    ------------
      Total operating expenses                      8,691           5,487          16,318          10,855
                                             ------------    ------------    ------------    ------------
Income from operations                             15,096           7,059          28,015          13,522
                                                     46.6%           37.3%           46.5%           36.8%
Interest and other income, net                        808             179           1,302             304
                                             ------------    ------------    ------------    ------------
Income before income taxes                         15,904           7,238          29,317          13,826

Provision for income taxes                          5,689           2,607          10,284           4,979
                                             ------------    ------------    ------------    ------------
Net income                                         10,215           4,631          19,033           8,847
Accretion on redeemable convertible
 preferred stock                                        -             412               -             824
                                             ------------    ------------    ------------    ------------
Net income attributable to common
 stockholders                                $     10,215    $      4,219    $     19,033    $      8,023
                                             ------------    ------------    ------------    ------------
Basic earnings per share attributable
 to common stockholders                      $       0.34    $       0.17    $       0.65    $       0.32
Shares used in calculation of basic
 earnings per share                                29,878          22,425          29,443          22,393

Diluted earnings per share attributable
 to common stockholders                      $       0.33    $       0.16    $       0.62    $       0.30
Shares used in calculation of diluted
 earnings per share                                30,863          24,138          30,690          24,122